FORM 8-K
                                 CURRENT REPORT
                                 (Supplemental)

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 31, 2005

                             NEURO BIOSCIENCE, INC.

             (Exact Name of registrant as specified in its charter)



            Utah                     333-60362                87-0670014
            ----                     ---------                ----------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
    of incorporation)                                      Identification No.)


                      712 Fifth Avenue, New York, NY, 10019
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (212) 897 6849

Certain statements in this 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), including, without limitation, statements regarding the Company's expectations, beliefs, estimates, intentions, and strategies about the future. Words such as, "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words and similar expressions are intended to identify such forward-looking statements, but their absence does not mean that the statement is not forward-looking. The Company desires to avail itself of certain "safe harbor" provisions of the Act and is therefore including this special note to enable the Company to do so and to disclose any such projections without warranting they can be realized.

ITEM 1. CHANGE OF CONTROL

None

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On 26th May, 2003, the Company closed the acquisition agreement between Neuro Bioscience Inc and CLL Pharma SA signed on 31st March 2003. Neuro acquired 97% of the issued and outstanding share capital of CLL Pharma SA, a French corporation engaged in the business of developing proprietary drug reformulations and novel delivery technologies.

Due to circumstances beyond the control of management of the company, CLL Pharma SA has been unable to produce accounting information in US GAAP format to Neuro Bioscience Inc to consolidate into its own accounts. It has been agreed between the management of Neuro Bioscience Inc and the shareholders of CLL Pharma SA that such acquisition shall be rescinded via a recission agreement attached hereto as Exhibit 2.3, which was entered into on May 31, 2005.

Neuro Bioscience Inc shall now focus on bringing up to date their financial information with the Securities & Exchange Commission.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             NEURO BIOSCIENCE, INC.



Date: August 3rd, 2005        By: /s/ Alan Bowen
                              -----------------------
                              Mr. Alan Bowen
                              CFO